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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of Stanley, Inc., of our report dated February 11, 2006 relating to our audit of the financial statements on Morgan Research Corporation, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  BEASON & NALLEY, INC.

Certified Public Accountants

June 23, 2006

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM